                                                                      Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Registrant's previously filed Registration Statements, File Numbers 2-81717, 2-86961, 2-92193, 33-25635, 33-
43005, 33-44858, 33-58622, 33-58624, 33-59717, 33-55057, 333-05449, 333-05451,
333-05427, 333-35991, 333-41553, 333-44803, 333-44823 and 333-67497.



/s/ Arthur Andersen LLP

Atlanta, Georgia
August 27, 2001